UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 25, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2011, Mr. Richard (Dick) A. Anderson, a member of the Board of Directors of MetroPCS Communications, Inc. (the “Company”), notified the Company that he will not stand for reelection as a Class I director of the Company upon the expiration of his current term, which expires as of the date of the Company’s 2011 Annual Meeting of Stockholders.

Mr. Anderson’s decision not to stand for reelection is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company thanks Mr. Anderson for his service to the Company during his tenure as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: March 31, 2011	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and
Chief Financial Officer